Exhibit 99.1

AÉROPOSTALE REPORTS RESULTS FOR FOURTH QUARTER OF FISCAL 2015

AÉROPOSTALE ANNOUNCES REVIEW OF STRATEGIC ALTERNATIVES

AÉROPOSTALE SIGNS LICENSE EXTENSION WITH LIVERPOOL IN MEXICO

New York, New York, March 17, 2016 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today reported results for the fourth quarter of fiscal 2015, provided guidance for the first quarter of fiscal 2016, and announced a review of strategic and financial alternatives for the Company.

Fourth Quarter Performance
For the fourth quarter of fiscal 2015, net sales decreased 16.1% to $498.0 million, from $593.8 million in the year ago period. Comparable sales, including the e-commerce channel, for the fourth quarter decreased 6.7% compared to the fourth quarter of fiscal 2014.

The Company reported a net loss for the fourth quarter of fiscal 2015 of $21.7 million, or $0.27 per diluted share compared to a net loss of $13.5 million, or $0.17 per diluted share last year. The net loss for the fourth quarter of fiscal 2015 included:

•	an after-tax charge of $8.3 million, or $0.10 per diluted share, resulting from store asset impairment charges;

•	an after-tax charge of $1.5 million, or $0.02 per diluted share, resulting from the reversal of the CEO’s stock options;

•	an after-tax charge of $1.4 million, or $0.02 per diluted share, resulting from severance costs; and

•	other after-tax charges of $0.3 million, or $0.00 per diluted share; partially offset by,

•	an after-tax benefit of $0.8 million, or $0.01 per diluted share, related to the reversal of a portion of the GoJane contingent consideration liability.

The net loss for the fourth quarter of fiscal 2014 included:

•	an after-tax charge of $9.9 million, or $0.13 per diluted share, resulting from store asset impairment charges;

•	an after-tax charge of $1.3 million, or $0.02 per diluted share, resulting from severance costs;

•
a net after-tax charge of $0.5 million, or $0.01 per diluted share, resulting from an intangible asset impairment related to the GoJane trademark, partially offset by the reversal of a portion of the GoJane contingent consideration liability; and

•	other after-tax charges of $2.2 million, or $0.02 per diluted share.

Excluding the aforementioned charges, the Company reported an adjusted net loss of $10.8 million, or $0.14 per diluted share in the fourth quarter of fiscal 2015 compared to an adjusted net profit of $0.4 million, or $0.01 per diluted share in the fourth quarter of fiscal 2014 (see Exhibit D for a reconciliation of non-GAAP measures).

The Company reported an operating loss for the fourth quarter of fiscal 2015 of $18.5 million versus $14.0 million in the fourth quarter of fiscal 2014 or, excluding the aforementioned charges, an adjusted operating loss of $7.6 million versus an adjusted operating profit of $3.7 million in the fourth quarter of fiscal 2014.

Full Fiscal Year Performance
Net sales for fiscal 2015 decreased 18.0% to $1.507 billion, from $1.839 billion in the year ago period. Fiscal 2015 comparable sales, including the e-commerce channel, decreased 8.6% compared to an 11.1% decrease for the corresponding period of the prior year.

The Company reported a net loss for fiscal 2015 of $136.9 million, or $1.72 per diluted share, which included:

•	an after-tax charge of $11.1 million, or $0.14 per diluted share, resulting from store asset impairment charges;

•	an after-tax charge of $4.6 million, or $0.06 per diluted share, resulting from store closing costs;

•	an after-tax charge of $2.0 million, or $0.02 per diluted share, resulting from consulting costs;

•	an after-tax charge of $1.5 million, or $0.02 per diluted share, resulting from the reversal of CEO’s stock options;

•	other after-tax charges of $1.4 million, or $0.02 per diluted share, partially offset by;

•	an after-tax benefit of $6.1 million, or $0.08 per diluted share, resulting from the reversal of restructuring charges;

•	an after-tax benefit of $1.1 million, or $0.01 per diluted share, resulting from a retirement plan settlement adjustment; and

•	an after-tax benefit of $0.8 million, or $0.01 per diluted share, resulting from the reversal of contingent consideration.

Excluding these items, for fiscal 2015, the adjusted net loss was $124.3 million, or $1.56 per diluted share (see Exhibit D for a reconciliation of non-GAAP measures).

The Company reported an operating loss for fiscal 2015 of $119.4 million or, excluding the aforementioned charges, an operating loss of $106.8 million.

Julian R. Geiger, Chief Executive Officer, commented, “Our fourth quarter 2015 adjusted operating loss of $7.6 million was within our previously issued guidance. Additionally, the initial reaction to both our Spring product and our two-chain Factory and Mall strategy is very encouraging with comparable sales turning positive since our Factory Chain launch at the end of February.”

The Company ended the quarter with cash and cash equivalents of $65.1 million. The current portion of long-term debt was $5.0 million and non-current long-term debt was $138.0 million. Additionally, there were no borrowings outstanding under the revolving credit facility and the Company was in compliance with all financial covenants associated with the revolving credit facility and loan agreement.

The Company closed 13 Aéropostale stores during the quarter. For the fourth quarter, the Company invested $1.8 million in planned capital expenditures.

Vendor Dispute
The Company is currently engaged in a dispute with a vendor, MGF Sourcing US, LLC, an affiliate of Sycamore Partners, who the Company believes is in violation of a sourcing agreement. This violation is causing a disruption in the supply of some merchandise, which, if unresolved, could cause a liquidity constraint. The Company is considering all options with respect to this dispute and to address the disruption in supply.

First Quarter Guidance
For the first quarter of fiscal 2016, the Company expects operating losses in the range of $24.0 million to $29.0 million, which translates to a net loss in the range of $0.35 to $0.42 per diluted share. Income tax expense is projected to be approximately $1.4 million. This earnings guidance does not include the impact of any store impairments, accelerated store closure costs, lease buyout costs, or real estate consulting fees.

Due to the vendor dispute mentioned above, the operating loss could be negatively impacted by $5.0 million to $8.0 million if the Company continues to experience additional shipping delays.

Capital Spending
For fiscal 2016, the Company intends to invest approximately $14.0 million primarily related to store remodels and certain infrastructure investments. This compares to capital expenditures of $15.7 million in fiscal 2015.

Review of Strategic Alternatives
The Board of Directors of Aéropostale has authorized management to explore a full range of strategic and financial alternatives, including a potential sale or restructuring of the Company. The Company has retained Stifel and other advisors to assist in a review of alternatives.

There is no set timetable for the strategic review process. The Company stated that there can be no assurance that this process will result in any specific action. The Company does not expect to comment further or update the market with any further information on the process unless and until its Board of Directors has approved a specific action or it otherwise concludes its review of strategic alternatives.

Julian Geiger continued, “The business trend has improved significantly since we introduced our spring merchandise assortments and launched our factory store initiative. Under normal conditions, we would be very optimistic about our potential for financial growth throughout the first half of 2016. Regrettably, our short-term visibility is limited by our current vendor dispute.”

Mexico License Extension
The Company announced the extension of its licensing agreement with Distribuidora Liverpool, S.A. de C.V. (“Liverpool”) for Aéropostale and P.S. from Aéropostale in Mexico until 2023. Liverpool will open up to an additional 150 locations under this license extension. Aéropostale currently has 322 international locations, including 227 locations in Mexico through its partnership with Liverpool.

Use of Non-GAAP Measures
The Company believes that the disclosure of adjusted net loss, adjusted loss per diluted share, and adjusted operating loss, which are non-GAAP financial measures, provides investors with useful information to help them better understand the Company’s results (see Exhibit D for a reconciliation of non-GAAP measures).

Conference Call Information
The Company will be holding a conference call today at 4:30 P.M. ET to review its fourth quarter results. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com or by dialing 877-407-9039 approximately 10 minutes prior to the scheduled time with the passcode “Aeropostale.” A replay will be available approximately one hour after the recording through Thursday, March 24, 2016 and can be accessed by dialing 877-870-5176, using the required passcode 1361745. An archive will also be available at the Aeropostale website for 12 months.

About Aéropostale, Inc.
Aéropostale, Inc. is a specialty retailer of casual apparel and accessories, principally targeting young women and men through its Aéropostale stores and website and 4 to 12 year-olds through its P.S. from Aéropostale stores and website. The Company provides customers with a focused selection of high quality fashion and fashion basic merchandise at compelling values in an exciting and customer friendly store environment. Aéropostale maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise, other than in licensed stores. Aéropostale products can be purchased in Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale products can be purchased in P.S. from Aéropostale stores, in certain Aéropostale stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 744 Aéropostale® stores in 50 states and Puerto Rico, 41 Aéropostale stores in Canada and 25 P.S. from Aéropostale® stores in 12 states. In addition, pursuant to various licensing agreements, the Company's licensees currently operate 322 Aéropostale® and P.S. from Aéropostale® locations in the Middle East, Asia, Europe, and Latin America. Since November 2012, Aéropostale, Inc. has operated GoJane.com, an online women's fashion footwear and apparel retailer. GoJane products can be purchased online at www.gojane.com.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING THE COMPANY'S BUSINESS AND EARNINGS. BECAUSE SUCH STATEMENTS INCLUDE RISKS, UNCERTAINTIES AND CONTINGENCIES, ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER

INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY THE COMPANY’S COMPETITORS; CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS STRATEGIES; UNCERTAINTY ASSOCIATED WITH BEING ABLE TO IDENTIFY, EVALUATE AND COMPLETE ANY STRATEGIC ALTERNATIVE; THE IMPACT OF THE ANNOUNCEMENT OF THE BOARD'S REVIEW OF STRATEGIC ALTERNATIVES, AS WELL AS THE COMPANY'S ABILITY TO IMPLEMENT AND REALIZE ANY ANTICIPATED BENEFITS ASSOCIATED WITH ANY STRATEGIC ALTERNATIVE THAT MAY BE PURSUED; RISKS ASSOCIATED WITH THE IMPACT OF THE FAILURE OF A KEY VENDOR TO DELIVER MERCHANDISE IN ACCORDANCE WITH OUR CONTEMPLATED ARRANGEMENT OR TO OBTAIN ALTERNATIVE SOURCING IN A TIMELY MANNER; RISKS ASSOCIATED WITH THE COMPANY’S ABILITY TO REGAIN COMPLIANCE WITH THE NYSE MINIMUM TRADING PRICE AND AVERAGE GLOBAL MARKET CAPITALIZATION LISTING STANDARDS, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 30, 2016	January 31, 2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$65,097	$151,750
Merchandise inventory	119,821	130,474
Other current assets	42,488	67,063
Total current assets	227,406	349,287

Fixtures, equipment and improvements, net	96,377	130,109
Goodwill and intangible assets	22,042	22,728
Other assets	8,558	10,065

TOTAL ASSETS	$354,383	$512,189

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$96,196	$88,289
Accrued expenses	74,519	110,560
Current portion of long-term debt	5,000	—
Total current liabilities	175,715	198,849

Long-term debt	137,960	138,540

Other non-current liabilities	76,354	81,248

Stockholders’ (deficit) equity	(35,646)	93,552

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$354,383	$512,189

EXHIBIT B

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	13 weeks ended
	January 30, 2016		January 31, 2015
		% of sales		% of sales
Net sales	$498,038	100.0%	$593,761	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) (1)	397,058	79.7%	459,248	77.3%
Gross profit	100,980	20.3%	134,513	22.7%
Selling, general and administrative expenses (2)	120,233	24.1%	146,734	24.7%
Restructuring charges	—	—	1,135	0.2%
Intangible asset impairment	—	—	5,100	0.9%
Reversal of contingent consideration	(800)	(0.2)%	(4,491)	(0.7)%
Loss from operations	(18,453)	(3.6)%	(13,965)	(2.4)%
Interest expense	3,394	0.7%	2,975	0.5%
Loss before income taxes	(21,847)	(4.3)%	(16,940)	(2.9)%
Income tax benefit	(194)	—	(3,406)	(0.6)%
Net loss	$(21,653)	(4.3)%	$(13,534)	(2.3)%
Basic loss per share	$(0.27)		$(0.17)
Diluted loss per share	$(0.27)		$(0.17)

Weighted average basic shares	79,986		79,124
Weighted average diluted shares	79,986		79,124

STORE DATA:
Comparable sales change (including e-commerce channel)	(6.7)%		(8.5)%
Stores open at end of period	811		860
Total square footage at end of period	3,134,481		3,294,239
Average square footage during period	3,174,364		3,909,726

(1) Cost of sales for the fourth quarter of 2015 was unfavorably impacted by store asset impairment charges of $8.3 million ($8.3 million after tax, or $0.10 per diluted share) and store closing costs of $0.2 million ($0.2 million after tax, or $0.00 per diluted share). Cost of sales for the fourth quarter of 2014 was unfavorably impacted by asset impairment charges of $12.6 million ($9.9 million after tax, or $0.13 per diluted share) and other costs of $0.6 million ($0.4 million after tax, or $0.01 per diluted share).

(2) Selling, general and administrative expenses for the fourth quarter of 2015 were unfavorably impacted by other costs of $3.0 million ($3.0 million after tax, or $0.04 per diluted share), which included the reversal of the CEO's stock options, severance costs and consulting costs. Selling, general and administrative expenses for the fourth quarter of 2014 were unfavorably impacted by other costs of $2.8 million ($2.2 million after tax, or $0.03 per diluted share), which included severance and consulting costs.

EXHIBIT C

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	52 weeks ended
	January 30, 2016		January 31, 2015
		% of sales		% of sales
Net sales	$1,506,867	100.0%	$1,838,663	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) (1)	1,213,865	80.6%	1,502,225	81.7%
Gross profit	293,002	19.4%	336,438	18.3%
Selling, general and administrative expenses (2)	419,312	27.8%	508,611	27.7%
Restructuring (benefit) charges	(6,100)	(0.4)%	40,356	2.2%
Intangible asset impairment	—	—	5,100	0.3%
Reversal of contingent consideration	(800)	(0.1)%	(4,491)	(0.3)%
Loss from operations	(119,410)	(7.9)%	(213,138)	(11.6)%
Interest expense	12,920	1.0%	8,783	0.5%
Loss before income taxes	(132,330)	(8.9)%	(221,921)	(12.1)%
Income tax expense (benefit) (3)	4,613	0.2%	(15,463)	(0.9)%
Net loss	$(136,943)	(9.1)%	$(206,458)	(11.2)%
Basic loss per share	$(1.72)		$(2.62)
Diluted loss per share	$(1.72)		$(2.62)

Weighted average basic shares	79,610		78,862
Weighted average diluted shares	79,610		78,862

STORE DATA:
Comparable sales change (including e-commerce channel)	(8.6)%		(11.1)%
Average square footage during period	3,219,594		3,998,986

(1) Cost of sales for fiscal 2015 was unfavorably impacted by asset impairment charges of $11.1 million ($11.1 million after tax, or $0.14 per diluted share) and store closing costs of $4.6 million ($4.6 million after tax, or $0.06 per diluted share). Cost of sales for fiscal 2014 was unfavorably impacted by asset impairment charges of $46.7 million ($41.9 million after tax, or $0.53 per diluted share) and net lease costs for closed stores of $4.6 million ($4.0 million after tax, or $0.05 per diluted share).

(2) Selling, general and administrative expenses for fiscal 2015 were unfavorably impacted by other costs of $3.9 million ($3.9 million after tax, or $0.05 per diluted share) which included the reversal of the CEO's stock options, severance costs, consulting costs and a retirement plan settlement adjustment. Selling, general and administrative expenses for fiscal 2014 were unfavorably impacted by consulting fees of $5.5 million ($5.0 million after tax, or $0.06 per diluted share) and other costs of $2.0 million ($1.6 million after tax, or $0.02), which included net severance costs.

(3) Income tax benefit for fiscal 2014 was unfavorably impacted by the establishment of reserves against net deferred tax assets of $3.4 million after tax, or $0.04 per diluted share.

EXHIBIT D

AÉROPOSTALE, INC.
RECONCILIATION OF OPERATING LOSS, NET LOSS AND DILUTED LOSS PER SHARE
(In thousands, except per share)
(Unaudited)

The following table presents a reconciliation of operating loss, net loss and diluted loss per share on a GAAP basis to the non-GAAP adjusted basis discussed in this release.

	13 weeks ended
	January 30, 2016			January 31, 2015
	Operating Loss	Net Loss	Diluted EPS	Operating Loss	Net Loss	Diluted EPS
As reported	$(18,453)	$(21,653)	$(0.27)	$(13,965)	$(13,534)	$(0.17)

Store asset impairment charges (1)	8,343	8,343	0.10	12,613	9,947	0.13
Trademark impairment	—	—	—	5,100	4,022	0.05
Reversal of CEO's stock options	1,547	1,547	0.02	—	—	—
Reversal of contingent consideration	(800)	(800)	(0.01)	(4,491)	(3,542)	(0.04)
Severance costs	1,417	1,417	0.02	1,682	1,326	0.02
Store closing costs (1)	246	246	—	560	442	—
Consulting costs (2)	70	70	—	1,092	861	0.01
Restructuring charges	—	—	—	1,135	895	0.01

As adjusted	$(7,630)	$(10,830)	$(0.14)	$3,726	$417	$0.01

	52 weeks ended
	January 30, 2016			January 31, 2015
	Operating Loss	Net Loss	Diluted EPS	Operating Loss	Net Loss	Diluted EPS
As reported	$(119,410)	$(136,943)	$(1.72)	$(213,138)	$(206,458)	$(2.62)

Restructuring charges (benefit) (3)	(6,100)	(6,100)	(0.08)	—	—	—
Retirement plan settlement adjustment	(1,064)	(1,064)	(0.01)	—	—	—
Reversal of contingent consideration	(800)	(800)	(0.01)	(4,491)	(3,542)	(0.04)
Store asset impairment charges (4)	11,120	11,120	0.14	77,225	70,924	0.90
Store closing costs (5)	4,582	4,582	0.06	6,241	5,480	0.07
Consulting costs (2)	1,958	1,958	0.02	5,508	4,985	0.06
Reversal of CEO's stock options	1,547	1,547	0.02	—	—	—
Severance costs	1,417	1,417	0.02	1,682	1,326	0.02
Other restructuring charges	—	—	—	8,175	7,616	0.10
Trademark impairment	—	—	—	5,100	4,022	0.05
Establishment of reserves against	—	—	—	—	3,440	0.04
net deferred tax assets			—
Other (6)	—	—	—	281	246	—

As adjusted	$(106,750)	$(124,283)	$(1.56)	$(113,417)	$(111,961)	$(1.42)

(1) Recorded in cost of sales in the statement of operations for the fourth quarter of 2015 and fourth quarter of 2014.
(2) Recorded in selling, general and administrative expenses in the statement of operations for all periods presented.
(3) Net of reversal of restructuring liabilities.
(4) Included in cost of sales for fiscal 2015. Includes $41.9 million, after tax recorded in cost of sales and $29.1 million, after tax recorded in restructuring charges in the statement of operations for fiscal 2014.

(5) Included in cost of sales for fiscal 2015. Included $4.0 million, after tax recorded in cost of sales and $1.5 million, after tax recorded in restructuring charges in the statement of operations for fiscal 2014.

(6) Includes net charges resulting from departure of our former Chief Executive Officer of $0.2 million, after tax for fiscal 2014.